EXHIBIT 3.11

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

HNS-CLAIRTEL LP, INC.

HNS-Clairtel LP, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

FIRST: That the sole stockholder of the Corporation did consent to the following resolution setting forth a proposed amendment to the Certificate of Incorporation of the Corporation:

RESOLVED, That Article 1 of the Certificate of Incorporation of HNS-Clairtel LP, Inc. is hereby amended to read:

“The name of the corporation (hereinafter referred to as the “Corporation”) is HNS-Shanghai, Inc.”

SECOND: That this amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by its President and attested to by its Vice President and Secretary this 23rd day of May 1994.

HNS-CLAIRTEL LP, INC.

By:	/s/ Pradman Kaul
President

Attest:

By:	/s/ Stephen Carrier
Vice President and Secretary

CERTIFICATE OF AMENDMENT OF

CERTIFICATE OF INCORPORATION

BEFORE PAYMENT OF ANY PART OF

THE CAPITAL OF

HNS-CLAIRTELL L.P., INC.

It is hereby certified that:

1. The name of the corporation (hereinafter called the “Corporation”) is HNS-CLAIRTELL L.P., INC.

2. The corporation has not received any payment for any of its stock.

3. The certificate of incorporation of the Corporation is hereby amended by striking out Article 1 thereof and by substituting in lieu of said Article the following new Article 1:

“The name of this corporation is HNS-Clairtel LP, Inc.”

4. The amendment of the certificate of incorporation of the Corporation herein certified was duly adopted, pursuant to the provisions of Section 241 of the General Corporation Law of the State of Delaware, by the sole incorporator, no directors having been named in the certificate of incorporation and no directors having been elected.

Signed on November 29, 1990.

By:	/s/ Paula A. Barsamian
Paula A. Barsamian Sole Incorporator

CERTIFICATE OF AMENDMENT OF

CERTIFICATE OF INCORPORATION

BEFORE PAYMENT OF ANY PART OF

THE CAPITAL OF

HNS LP, INC.

It is hereby certified that:

1. The name of the corporation (hereinafter called the “Corporation”) is HNS LP, INC.

2. The corporation has not received any payment for any of its stock.

3. The certificate of incorporation of the Corporation is hereby amended by striking out Article 1 thereof and by substituting in lieu of said Article the following new Article 1:

“The name of this corporation is HNS-Clairtell L.P., Inc.”

4. The amendment of the certificate of incorporation of the Corporation herein certified was duly adopted, pursuant to the provisions of Section 241 of the General Corporation Law of the State of Delaware, by the sole incorporator, no directors having been named in the certificate of incorporation and no directors having been elected.

Signed on November 27, 1990.

By:	/s/ Paula A. Barsamian
Paula A. Barsamian Sole Incorporator

CERTIFICATE OF INCORPORATION

OF

HNS LP, INC.

1. The name of this corporation is:

HNS LP, INC.

2. The address of its registered office in the State of Delaware is 32 Loockerman Square, Suite L-100 in the City of Dover, County of Kent. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4. The total number of shares of stock which the corporation shall have authority to issue is one thousand (1,000) shares of common stock and the par value of each share shall be ($0.01).

The designations, powers, preferences and relative, participating, optional and other rights, including voting rights, and qualifications, limitations or restrictions of the Preferred Stock, or any series thereof, shall be established by resolution of the Board of Directors pursuant to Section 151 of the General Corporation Law of the State of Delaware.

5. The name and mailing address of the incorporator is:

Paula A. Barsamian

LATHAM & WATKINS

633 West Fifth Street

Suite 4000

Los Angeles, California 90071

6. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the bylaws of the corporation.

7. Election of directors need not be by written ballot unless the bylaws of the corporation shall so provide.

8. No director of this corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law, (iii) under Section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, herein declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 8th day of October, 1990.

/s/ Paula A. Barsamian
Paula A. Barsamian Incorporator

2